UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2007

TYPHOON TUNES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-131965

(Commission File Number)

20-3387991

(IRS Employer Identification No.)

711 S. Carson Street, Suite #4, Carson City, NV 89701

(Address of principal executive offices and Zip Code)

604-728-3004

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 5, 2007, we signed an agreement to purchase U.S. patent application 5,379,057 and 5,675,362, including related intellectual property, from Nova Mobility Systems Inc. The patent applications relate to keyboardless touch screen devices. In the agreement, we agreed to buy and Nova Mobility Systems Inc. agreed to sell the patent applications for cash, of which a portion is payable immediately and balance is paid in equal installments, commencing on the first three month anniversary of the date of the agreement and then on each successive three month anniversary. We also agreed to secure proper conditions for the future development and enforcement of the patent applications and have agreed to a 10% royalty to be retained by Nova Mobility Systems Inc.

Item 9.01 Financial Statements and Exhibits.

10.1 Patent Rights Purchase Agreement, dated June 4, 2007.*

*Certain parts of this document have not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYPHOON TUNES, INC.

By: /s/ James Shepard

James Shepard

President

Date: June 11, 2007